As filed with the Securities and Exchange Commission on March 20, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SENTI BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	86-2437900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Corporate Drive, First Floor
South San Francisco, CA 94080
(650) 239-2030
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Timothy Lu, M.D., Ph.D
Chief Executive Officer
Senti Biosciences, Inc.
2 Corporate Drive, First Floor
South San Francisco, CA 94080
Telephone: (650) 239-2030
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jocelyn M. Arel
Maggie Wong
Goodwin Procter LLP
620 Eighth Avenue
New York, NY 10018
(212) 813-8800
Approximate date of commencement of proposed sale to the public: From time to time or at one time as determined by the Registrant after the date this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
The registrant, or the Registrant, hereby amends this registration statement, or this Registration Statement, on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•	a base prospectus which covers the offering, issuance and sale by us of the securities identified above from time to time in one or more offerings with a total value of up to $300,000,000; and
•
a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $17,500,000 of our common stock that may be issued and sold under a sales agreement with Leerink Partners LLC, or Leerink Partners.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the sales agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the sales agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by the Registrant under the base prospectus. Upon termination of the sales agreement with Leerink Partners, any portion of the $17,500,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued or sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 20, 2025
PROSPECTUS

SENTI BIOSCIENCES, INC.
$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may issue and sell up to $300,000,000 of our common stock, preferred stock, debt securities, warrants and/or units, in one or more series or classes. We may offer these securities individually or in combination with other securities.
This prospectus describes the general manner in which any of these securities may be offered using this prospectus. We will specify in any accompanying prospectus supplement the prices and terms of the securities being offered and other details regarding the offering thereof. See section titled “Plan of Distribution” in this prospectus and in the corresponding section in the applicable prospectus supplement for additional information on how we may conduct sales of our common stock, preferred stock, debt securities, warrants and/or units.
The securities offered by us in this prospectus may be sold directly to investors, to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in any accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. We also may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus also may add, update or change information contained in this prospectus.
You should read this prospectus and any prospectus supplement, and any related free writing prospectus, as well as any documents incorporated by references, or any amendment thereto, carefully before you invest in our securities.
Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “SNTI”. On March 19, 2025 the last reported sale price of our common stock as reported on Nasdaq was $3.62 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any securities market or other exchange of the securities covered by the applicable prospectus supplement. As of the date of this prospectus, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or public float, was approximately $57.81 million, based on 25,986,000 outstanding shares of common stock, of which approximately 13,775,223 shares were held by affiliates, on March 19, 2025, and a price of $3.62 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on March 19, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold $1,752,262 in value of shares of our common stock pursuant to General Instruction I.B.6 of Form S-3. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements for so long as we remain an emerging growth company or smaller reporting company.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 and any similar section contained in the applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 20, 2025.

i

SELECTED DEFINITIONS
As used in this prospectus, unless otherwise noted or the context otherwise requires, references to the following capitalized terms have the meanings set forth below:
“Business Combination Agreement” means the Business Combination Agreement, dated as of December 19, 2021, as amended or modified from time to time, including as amended by Amendment No. 1 to Business Combination Agreement, dated as of February 12, 2022 and Amendment No. 2, dated as of May 19, 2022, in each case, by and among Dynamics Special Purpose Corp., Explore Merger Sub, Inc. and us.
“Board” means our board of directors.
“Bylaws” means the Amended and Restated Bylaws of the Company.
“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended and / or restated from time to time.
“DGCL” means the Delaware General Corporation Law, as may be amended from time to time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $300,000,000.
This prospectus describes the general manner in which we may offer the securities described in this prospectus. Each time we sell securities pursuant to this prospectus, we will provide one or more prospectus supplements that will contain more specific information about the terms of the offering. The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement and documents incorporated by reference herein and therein. This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of our securities unless it is accompanied by a prospectus supplement. You should read both this prospectus, any accompanying prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the additional information incorporated herein by reference as described under the sections captioned “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy these securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents.
Unless the context otherwise indicates, references in this prospectus to “Senti Biosciences”, “we”, “our”, “us” and “the Company” refer, collectively, to Senti Biosciences, Inc., a Delaware corporation, and its subsidiaries.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in our subsequent filings filed with the SEC together with the other information contained in this prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering, before making an investment decision. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. The risks described in these documents are not the only ones we face, but those that we consider to be material. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the information that we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act regarding, among other things, our plans, strategies, and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our respective plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “might”, “will”, “should”, “seeks”, “plans”, “scheduled”, “possible”, “anticipates”, “intends”, “aims”, “works”, “focuses”, “aspires”, “strives” or “sets out” or similar expressions. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. Forward-looking statements contained in this prospectus include, for example, statements about:
•
the initiation, cost, timing, progress and results of our clinical trials, preclinical studies or research and development activities with respect to our current and potential future product candidates;

•	the therapeutic potential of our product candidates, and the disease indications for which we intend to develop our product candidates;
•	our ability to develop and advance our gene circuit platform technologies and to identify product candidates using our gene circuit platform technologies;
•	our ability to advance our current and potential future product candidates into, and successfully initiate, conduct, enroll and complete clinical trials;
•	our ability to develop and commercialize product candidates that we identify;
•
our ability to obtain and maintain regulatory approval of our current and potential future product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

•	our ability to manufacture our product candidates for clinical development and, if approved, for commercialization, and the timing and costs of such manufacture;
•	our ability to source clinical and, if approved, commercial materials and supplies used to manufacture our product candidates;
•	the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers;
•
our ability to realize the benefits expected from the Framework Agreement and subsequent amendment, dated August 7, 2023 and December 10, 2024, respectively, by and among us, GeneFab, LLC and Valere Bio, Inc., and the transactions contemplated thereunder;

•	our ability to meet the milestone requirements and receive the grants from California Institute of Regenerative Medicines as well as the timing of such grants;
•	our projected financial information, anticipated growth rate, and market opportunities;
•	the accuracy of our estimates and projections of financial information, including expenses, capital requirements, cash utilization , need for additional financing and market opportunities;
•	our ability to maintain the listing of our common stock on Nasdaq, and the potential liquidity and trading of such securities;
•
our ability to continue our strategic collaboration with Celest Therapeutics (Shanghai) Co. Ltd, or Celest Therapeutics, in China for SN301A, Celest Therapeutics’ product candidate that incorporates the SENTI-301A gene circuit, or SN301A, and the timing as well as the success of ongoing clinical trials with Celest Therapeutics in China;

•
our ability to file and obtain clearance for any additional investigational new drug application, or IND, for any additional product candidates we may identify, and to successfully complete our ongoing Phase 1 clinical trial for SENTI-202 and additional clinical trials for any potential future product candidates;

•	our ability to grow and effectively manage the growth of our operations;
•	our ability to raise financing to fund our operations, if and when needed;
•	our ability to obtain and maintain intellectual property protection for our technologies and any of our product candidates;
•	our ability to successfully commercialize our current and any potential future product candidates;
•	the rate and degree of market acceptance of our current and any potential future product candidates;
•	regulatory developments in the United States and international jurisdictions;
•
the potential benefits of strategic collaboration agreements and our ability, and the ability of our collaborators, to successfully develop technologies and product candidates under the respective collaborations;

•
the potential liability from lawsuits and penalties related to our technologies, product candidates and current and future relationships with third parties, including relationships under strategic and financing transactions;

•	our success in retaining or recruiting, or adapting to changes in, our officers, key employees, or directors;
•	our ability to attract and retain key scientific and management personnel;
•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately under those arrangements;
•	our ability to compete effectively with existing competitors and new market entrants;
•	our future financial performance and capital requirements;
•	our ability to implement and maintain effective internal controls;
•	the impact of supply chain disruptions;
•	the impact of any global health crises on our business, including our ongoing and potential future clinical trials and preclinical studies;
•
any impacts on our business from unfavorable global economic conditions, including significant political, trade or regulatory developments, inflationary pressures, market volatility, acts of war and civil and political unrest;

•	our ability to implement remediation plans to address the material weaknesses that are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
•
our expectations regarding the period during which we qualify as a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and “emerging growth company” under the Jumpstart Our Business Startups Act of 2012; and

•	other factors detailed under the section entitled “Risk Factors” in this prospectus, any prospectus supplement, and any documents incorporated by reference herein or therein.
Any forward-looking statements in this prospectus, including the documents that we incorporate by reference, reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those referenced in the section “Risk Factors” and elsewhere in this prospectus and any related free writing prospectus and the documents that we incorporate by reference herein and therein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These statements are based upon information available to us as of the date the statements were made, and while we believed such information formed a reasonable basis for such statements at the time they were made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.
This prospectus, including the documents that we incorporate by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

ABOUT THE COMPANY
This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in any of our securities. For a more complete understanding of us, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment. In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us,” “Senti,” the “Registrant,” and the “Company” refer to Senti Biosciences, Inc. and its subsidiaries.
Overview
We are a clinical-stage biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases. To achieve this, we are leveraging a synthetic biology platform called “gene circuits” to create therapies with enhanced precision and control. These gene circuits are designed to precisely kill cancer cells, spare healthy cells, increase specificity to target cells and control the expression of drugs even after administration. Our wholly-owned pipeline includes off-the-shelf CAR-NK cells, outfitted with gene circuits, to target challenging liquid and solid tumor indications. Our lead program SENTI-202, a Logic Gated CD33 and/or FLT3-targeting hematologic cancer therapeutic candidate, demonstrated complete remissions in two of three patients in initial clinical data as of September 19, 2024. We have also preclinically demonstrated that our gene circuits can function in T cells. Additionally, we have preclinically demonstrated the potential breadth of gene circuits in other cell and gene therapy modalities, diseases outside of oncology, and continue to advance these capabilities through partnerships with Roche/Spark Therapeutics and Bayer/BlueRock Therapeutics.
Pipeline Updates
SENTI-202 for Acute Myeloid Leukemia, or AML: We announced initial clinical data from the ongoing Phase 1 clinical trial of SENTI-202 (NCT06325748) for the treatment of relapsed/refractory hematologic malignancies including AML in the fourth quarter of 2024. The Phase 1 trial focuses on patients with relapsed/refractory AML in the U.S. and Australia. Initial durability data is expected in 2025.
SENTI-301A for hepatocellular carcinoma, or HCC: We are developing SENTI-301A (known as SN301A in China) to treat solid tumors in China through a strategic collaboration with Celest Therapeutics and Celest Therapeutics has dosed the first patient in the fourth quarter of 2024.
Going Concern
We have incurred recurring losses and negative cash flows from operations and have an accumulated deficit that raises substantial doubt about our ability to continue as a going concern. Similarly, our independent registered public accounting firm included an explanatory paragraph in its report on our consolidated financial statements as of and for the year ended December 31, 2024 with respect to this uncertainty.
Company Information
We were incorporated under the laws of the State of Delaware on June 9, 2016. Our principal executive offices are located at 2 Corporate Drive, First Floor, South San Francisco, CA 94080 and our telephone number is (650) 239-2030. Our common stock is listed on the Nasdaq Capital Market under the symbol “SNTI”.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at https://sentibio.com. We make available, free of charge, on our investor relations website at https://investors.sentibio.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.

Implications of Being an Emerging Growth Company
We are an “emerging growth company” as defined in the JOBS Act. As such, we may take advantage of reduced disclosure and other requirements otherwise generally applicable to public companies, including:
•	exemption from the requirement to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;
•
exemption from compliance with the requirement of the Public Company Accounting Oversight Board, or PCAOB, regarding the communication of critical audit matters in the auditor’s report on the financial statements;

•	reduced disclosure about our executive compensation arrangements; and exemption from the requirement to hold non-binding advisory votes on executive compensation or golden parachute arrangements.
We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates and our net sales for the year exceed $100 million; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) December 31, 2026, the last day of the fiscal year ending after the fifth anniversary of our becoming a public company.
As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. In particular, in this prospectus and our other SEC filings incorporated by reference herein, we have not included all of the executive compensation-related information that would be required if we were not an emerging growth company.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined under Rule 405 of the Securities Act. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates was less than $250 million on the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million on the last business day of our most recently completed second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and plan to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

USE OF PROCEEDS
Unless otherwise specified in an accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of any securities offered by us under this prospectus for working capital and general corporate purposes, including expenses associated with research and development, clinical trials, and manufacturing and general and administrative and capital expenditures, unless otherwise indicated in the applicable prospectus supplement. The amounts and timing of our use of the net proceeds from the sale of any securities offered under this prospectus will depend on a number of factors, such as the timing and progress of our and our strategic partners’ clinical trials of our product candidates and our development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from any securities offered under this prospectus. Accordingly, our management will have broad discretion in the timing and application of any net proceeds.

THE SECURITIES WE MAY OFFER
We may offer shares of common or preferred stock, various series of senior or subordinated debt securities, warrants, or units consisting of combinations of the foregoing, in each case from time to time under this prospectus, together with the applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus contains summary descriptions of the securities we may offer from time to time. This prospectus provides you with a general description of the securities we may offer. At the time we offer a particular type or series of securities, we will provide an applicable prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	voting or other rights;
•	rates and times of payment of interest, dividends or other payments, if any;
•	liquidation preference;
•	original issue discount, if any;
•	maturity date, if applicable;
•	ranking;
•	restrictive covenants, if any;
•
redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;

•	any securities exchange or market listing arrangements; and
•	important U.S. federal income tax considerations, if any.
This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the prospectus supplement related to any securities being offered.
We may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.
The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our amended and restated certificate of incorporation, amended and restated bylaws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the material terms and provisions of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation (certificate of incorporation) and amended and restated bylaws (bylaws), which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by the applicable provisions of the of the DGCL.
Authorized and Outstanding Stock
The Certificate of Incorporation authorizes the issuance of 510,000,000 shares, consisting of 500,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value, respectively. As of March 18, 2025, there were 26,004,266 shares of common stock outstanding. On December 2, 2024, we filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Voting Preferred Stock, or the Certificate of Designation which authorized 21,200 shares of Series A Preferred Stock. In December 2024, we issued an aggregate of 21,157 shares of Series A Preferred Stock, all of which were converted into shares of common stock on March 10, 2025 in accordance with the automatic conversion provisions under the Certificate of Designation, as described below under “Preferred Stock—Conversion”. Accordingly, as of March 18, 2025, there were no shares of Series A Preferred Stock outstanding.
Common Stock
The Certificate of Incorporation provides the following with respect to the rights, powers, preferences and privileges of the common stock.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of the directors and all other matters requiring stockholder action. The holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
The holders of our common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor. We have not historically paid any cash dividends on our common stock to date and do not intend to pay cash dividends in the foreseeable future. Any payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions. In no event will any stock dividends or stock splits or combinations of stock be declared or made on our common stock unless our common stock at the time outstanding are treated equally and identically.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution or winding-up, our net assets will be distributed pro rata to the holders of our common stock, subject to the rights of the holders of the preferred stock, if any.
Preemptive or Other Rights
There are no sinking fund provisions applicable to our common stock.
Transfer Rights
Subject to applicable law and the transfer restrictions set forth in Article IV of the Bylaws, shares of our common stock and the rights and obligations associated therewith are fully transferable to any transferee.
Preferred Stock
The Certificate of Designation provides the following with respect to the rights, powers, preferences and privileges of our Series A Preferred stock.

Conversion
Pursuant to the Certificate of Designation, each share of Series A Preferred Stock was issued at $2,250.00 per share and, subject to the Stockholder Approval (as defined below), was convertible into 1,000 shares of common stock. Subject to the terms and limitations contained in the Certificate of Designation, the Series A Preferred Stock did not become convertible until our stockholders approved (i) the issuance of all shares common stock issuable upon conversion of the Series A Preferred Stock and (ii) the issuance of all shares of common stock issuable upon the exercise of certain warrants issued in connection with the Series A Preferred Stock (collectively, the “Stockholder Approval”). We received the Stockholder Approval on March 6, 2025, and in accordance with the Certificate of Designation, on March 10, 2025, we, at our option, caused each outstanding share of Series A Preferred Stock to automatically convert into 1,000 shares of common stock at the conversion price of $2.25 per share. Accordingly, all previously outstanding shares of Series A Preferred Stock were converted into an aggregate of 21,157,000 shares of common stock, and there are no shares of Series A Preferred Stock currently outstanding.
Dividends
Subject to the terms and conditions in the Certificate of Designation, from and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of 18% of the Original Per Share Price (as defined in the Certificate of Designation) of such share, plus the amount of previously accrued dividends, compounded annually, accrued on each share then outstanding, such that the first compounded dividend would have been payable on January 1, 2026, with compounding annually from June 30, 2025 on any unpaid dividends. Accruing Dividends (as defined in the Certificate of Designation) accrued on a quarterly basis whether or not declared, and were cumulative; provided, however, that except as set forth in the Certificate of Designation, such Accruing Dividends were payable only when, as, and if declared by our Board and, except as provided in the Certificate of Designation, we were under no obligation to pay such Accruing Dividends. The Accruing Dividends were payable at our option in cash, additional shares of Series A Preferred Stock, or any combination thereof, and were required to be paid on June 30 and December 31 of each calendar year with respect to any shares of Series A Preferred Stock then outstanding; provided, that (i) the first Dividend Payment Date (as defined in the Certificate of Designation) was June 30, 2025 (but was not payable on any shares of Series A Preferred Stock that prior to such date had been converted into common stock) and (ii) in the event all the shares of Series A Preferred Stock have been converted into common stock on or before June 30, 2025, no Accruing Dividends would have been payable. If we received the Stockholder Approval prior to June 30, 2025 and we consummated an automatic conversion or any holder of Series A Preferred Stock consummated an optional conversion, all Accruing Dividends that would be payable after the date of such conversion with respect to any shares of Series A Preferred Stock so converted would be cancelled and would no longer be payable.
Voting Rights
Except as provided in the Certificate of Designation or as otherwise required by the DGCL, the holders of the Series A Preferred Stock had no voting rights. However, so long as at least 6,347 shares of the Series A Preferred Stock remained outstanding, we could not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise, effect certain acts or transactions, as provided in the Certificate of Designation, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class.
Liquidation
Prior to the Stockholder Approval, in the event of any voluntary or involuntary liquidation, dissolution or winding up of us, including a change of control transaction, or deemed liquidation event, the holders of shares of Series A Preferred Stock then outstanding were entitled to be paid out of our assets available for distribution to our stockholders, and in the event of a deemed liquidation event, the holders of shares of Series A Preferred Stock then outstanding were entitled to be paid out of the consideration payable to stockholders in such deemed liquidation event or the other proceeds available for distribution to stockholders, before any payment could be made to the holders of any other shares our capital stock by reason of their ownership thereof, an amount in cash equal to the three times (3x) the Original Per Share Price, together with any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon.

Redemption
Unless prohibited by (a) Delaware law governing distributions to stockholders or (b) applicable stock exchange rule or regulation, we, if elected by any individual holder of Series A Preferred Stock upon written notice delivered to us at any time on or after the Redemption Trigger Date (as defined in the Certificate of Designation), were required to redeem all then-outstanding shares of Series A Preferred Stock held by such holder of Series A Preferred Stock, at the Redemption Price (as defined in the Certificate of Designation), on a date no later than the Redemption Date (as defined in the Certificate of Designation). In order to effect such redemption, we were required to apply all of our assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. On each applicable Redemption Date, we were required to redeem the total number of shares of Series A Preferred Stock held by the electing holder of Series A Preferred Stock immediately prior to the Redemption Date; provided, however, that certain excluded shares would not be redeemed and would be excluded from the calculations set forth in the Certificate of Designation. If, on the applicable Redemption Date, Delaware law governing distributions to stockholders prevented us from redeeming all shares of Series A Preferred Stock to be redeemed from the electing holder of Series A Preferred Stock, we were required to redeem the maximum number of shares that we could redeem consistent with such law, and were required to redeem the remaining shares as soon as we could lawfully do so under such law; provided, that in the event we are obligated to redeem shares of Series A Preferred Stock from more than one holder of Series A Preferred Stock on an applicable Redemption Date, we were required to ratably redeem the maximum number of shares that we could redeem in accordance with Delaware law from all electing holders of Series A Preferred Stock, and were required to ratably redeem the remaining shares from such electing holders of Series A Preferred Stock as soon as we could lawfully do so under such law.
Registration Rights
2022 Registration Rights Agreement
We, Dynamics Special Purpose Corp., a Delaware corporation, or DYNS, and certain of our stockholders entered into the Investor Rights and Lock-up Agreement, pursuant to which, among other things, such stockholders were granted certain registration rights with respect to certain shares of securities held by them.
The holders of the Founder Shares (as defined in the Investor Rights and Lock-up Agreement), the holders of the Private Placement Shares (as defined in the Business Combination Agreement) and the Anchor Investors (as defined in the Business Combination Agreement) are entitled to registration rights pursuant to the registration and stockholder rights agreement requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that DYNS registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. DYNS will bear the expenses incurred in connection with the filing of any such registration statements. Under the Investor Rights and Lock-up Agreement, the Anchor Investors will be entitled to registration rights in respect of these shares. In addition, the PIPE Investors (as defined in the Business Combination Agreement) are entitled to registration rights pursuant to the subscription agreements they entered into with DYNS in connection with the PIPE Investment (as defined in the Business Combination Agreement).
These registration rights are only applicable so long as we do not already have a resale registration statement in effective for these shares. As of the date of this prospectus, we currently have in effect a resale registration statement for the shares included in the Investor Rights and Lock-up Agreement.
Chardan Registration Rights Agreement
We and Chardan Capital Markets LLC, or Chardan, entered into the Chardan Registration Rights Agreement, pursuant to which, among other things, we agreed to file a registration statement registering the resale by Chardan of shares our common stock issued to it by us pursuant to the Common Stock Purchase Agreement, dated August 31, 2022, by and between us and Chardan and to maintain the effectiveness of such resale registration statement.
GeneFab Option Agreement and Registration Rights
We and GeneFab, LLC, or GeneFab, entered into a letter agreement, or the Option Agreement, pursuant to which GeneFab has the right to invest up to approximately $20 million to purchase up to 1,963,344 shares of common stock, subject to approval by our stockholders to the extent required pursuant to applicable Nasdaq rules, at a price of

$10.1867 per share in private placements in up to ten installments. Pursuant to the Option Agreement, we also agreed to register all of the shares of common stock purchased by GeneFab under the Option Agreement for resale by filing up to four registration statements, subject to certain conditions and restrictions contained in the Option Agreement, is incorporated herein by reference. This letter agreement relating to the option was assigned to Celadon Partners LLC, an affiliate of GeneFab.
Registration Rights Agreement (PIPE Transaction)
We and the selling securityholders who participated in the PIPE Transaction entered into the Registration Rights Agreement, pursuant to which, among other things, we agreed to file, as promptly as reasonably practicable following the closing of the PIPE Transaction, but, in any event, not later than one hundred twenty (120) days thereafter, or the Filing Date, a resale registration statement on Form S-3 (or Form S-1 if Form S-3 is not available) providing for the resale by such selling securityholders of (i) the shares of common stock issuable upon conversion of the Series A Preferred Stock and (ii) the shares of common stock issuable upon the exercise of the Warrants , wherein (i) and (ii) collectively are referred to as the Registrable Shares, and to use commercially reasonable efforts to cause such resale registration statement to be declared effective as soon as practicable but in any event no later than the earlier of (a) the seventy-fifth (75th) calendar day following the Filing Date of the registration statement if the SEC notifies us that it will “review” the registration statement and (b) the fifth (5th) business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. We also agreed to take all steps necessary to keep such registration statement effective at all times until all Registrable Shares have been resold, or there remains no Registrable Shares. We have agreed to pay a liquidated damages penalty upon certain failures to meet the deadlines set forth above or to keep the resale registration statement continuously effective, which penalties will not exceed 5% of the aggregate subscription amount.
Anti-Takeover Provisions
Certificate of Incorporation and Bylaws
Among other things, the Certificate of Incorporation and Bylaws:
•
permit our Board to issue up to 10,000,000 shares of preferred stock, of which 21,200 shares have been designated Series A Preferred Stock, as described above under the section titled “—Preferred Stock,” with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that our number of directors may be changed only by resolution of our Board;
•
provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least 75% of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•
provide that all vacancies, subject to the rights of any series of preferred stock, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•	provide that special meetings of our stockholders may be called by our Board pursuant to a resolution adopted by a majority of the board;
•
provide that our Board o will be divided into three classes of directors, with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of our Board; and

•
not provide for cumulative voting rights, therefore allowing the holders of a majority of our common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

To the fullest extent permitted by the DGCL, our Certificate of Incorporation and Bylaws, provide that our Board and Officers (as defined in the DGCL) shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty except for liability (a) for any breach of the director or officer’s duty of loyalty to us or our stockholders, (b) for the director or officer’s acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the director or officer derived an improper personal benefit, (d) in the case of directors, under Section 174 of the DGCL or (e) in the case of officers, arising from any claim brought by or in our right of the Company.
Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
The combination of these provisions make it more difficult for the existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our Board will have the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock will make it possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Certain Anti-Takeover Provisions of Delaware Law
We are subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•	a stockholder who owns 15% or more of our outstanding voting stock, otherwise known as an “interested stockholder”;
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
•	A “business combination” includes a merger or sale of more than 10% of a corporation’s assets. However, the above provisions of Section 203 would not apply if:
•	the relevant board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•
on or subsequent to the date of the transaction, the initial business combination is approved by the board of directors and authorized at a meeting of the corporation’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

These provisions may have the effect of delaying, deferring, or preventing changes in control.
Choice of Forum
Pursuant to our Bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for the following types of actions or proceedings under

Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or employees to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our Bylaws (including their interpretation, validity or enforceability); or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision will not apply to any causes of action arising under the Securities Act of 1933, or the Securities Act, or the Securities Exchange Act of 1934, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Stockholders cannot waive compliance with the Securities Act, the Exchange Act or any other federal securities laws or the rules and regulations thereunder. Unless we consent in writing to the selection of an alternate forum, the United States federal district courts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. In addition, our Bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to these exclusive forum provisions.
The forum selection provisions in our Bylaws may limit our stockholders’ ability to litigate disputes with us in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. In addition, these forum selection provisions may impose additional litigation costs for stockholders who determine to pursue any such lawsuits against us.
Transfer Agent
Continental Stock Transfer & Trust Company is the transfer agent for the common stock.
Trading Symbol and Market
Our common stock is listed on Nasdaq Capital Market under the symbol “SNTI”.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:
•	the title;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;
•	the maturity date;
•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:
○	incur additional indebtedness;
○	issue additional securities;
○	create liens;
○	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
○	redeem capital stock;
○	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
○	make investments or other restricted payments;
○	sell or otherwise dispose of assets;
○	enter into sale-leaseback transactions;
○	engage in transactions with stockholders or affiliates;
○	issue or sell stock of our subsidiaries; or
○	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	the applicability of the provisions in the indenture on discharge;
•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and
•
the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indenture
Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:
•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;
•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;
•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.
Modification of Indenture; Waiver
Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:
•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “Description of Our Debt Securities—Consolidation, Merger or Sale;”
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•
to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the stated maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.
Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Ranking of Debt Securities
The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.
The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the periods during which, and places at which, the warrants are exercisable;
•	the manner of exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement;
•	the price or prices at which such units will be issued;
•	the applicable United States federal income tax considerations relating to the units;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any other terms of the units and of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;
•	to correct or supplement any defective or inconsistent provision; or
•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
•
impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•
reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
•
If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by Delaware law.
Form, Exchange and Transfer
We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
•
Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•
Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•
If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States:
•	through underwriters;
•	through dealers;
•	through agents;
•	directly to one or more purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or
•	through a combination of any of these methods or any other method permitted by law.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions, including:
•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•	the terms of the offerings;
•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;
•	the public offering or purchase price of the securities;
•	the net proceeds from the sale of securities;
•	any delayed delivery arrangements;
•	any discounts and commissions to be allowed or paid to the underwriters, dealers or agents;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	any exchanges on which the securities will be listed.
If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on Nasdaq at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in any accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements of Senti Biosciences, Inc. and its subsidiaries as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses and negative cash flows from operations and has an accumulated deficit that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including our reports, proxy and information statements and other information, are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://sentibio.com/. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon written or oral request and without charge. Written requests for such copies should be directed to Senti Biosciences, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA 94080, Attention: Secretary, or by telephone request to (650) 239-2030.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This Registration Statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus, except as so modified or superseded.
We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;
•
Current Reports on Form 8-K filed with the SEC on January 6, 2025, February 6, 2025, February 25, 2025, March 7, 2025, March 10, 2025 (excluding information furnished pursuant to Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit); and

•
The description of our securities attached as Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on March 20, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and after the date hereof and prior to the termination of an offering of securities under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:
Senti Biosciences, Inc.
2 Corporate Drive, First Floor
South San Francisco, CA 94080
Telephone: (650) 239-2030
Attention: Investor Relations

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS
  , 2025
You should rely only on the information contained in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of this prospectus or any such supplement or amendment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued or sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 20, 2025
PROSPECTUS SUPPLEMENT

SENTI BIOSCIENCES, INC.

Up to $17,500,000

Common Stock
We have entered into a sales agreement, dated March 20, 2025, or the sales agreement, with Leerink Partners LLC, or Leerink Partners, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the sales agreement, under this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $17,500,000 from time to time through Leerink Partners, acting as our sales agent.
Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “SNTI”. On March 19, 2025 the last reported sale price of our common stock as reported on Nasdaq was $3.62 per share. As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or public float, was approximately $57.81 million, based on 25,986,000 outstanding shares of common stock, of which approximately 13,775,223 shares were held by affiliates, on March 19, 2025, and a price of $3.62 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on March 19, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold $1,752,262 in value of shares of our common stock pursuant to General Instruction I.B.6 of Form S-3.
Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to the terms of the sales agreement, Leerink Partners is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Leerink Partners will be entitled to compensation at a commission rate of 3.0% of the aggregate gross sales price per share sold by it under the sales agreement. In connection with the sale of our common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including civil liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to Leerink Partners.
We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION SET FORTH IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING BASE PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN. SEE “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus supplement or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Leerink Partners
The date of this prospectus is   , 2025

S-i

ABOUT THIS PROSPECTUS
This prospectus and the accompanying base prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may from time to time offer shares of our common stock having an aggregate offering price of up to $300,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering.
This prospectus supplement describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement relates to the offering of our common stock. Before you invest, you should carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may authorize for use in connection with this offering. Neither we nor Leerink Partners have authorized anyone to provide you any information other than that contained in, or incorporated by reference into, this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Leerink Partners take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and Leerink Partners is not, making an offer to sell, nor soliciting an offer to purchase, shares of our common stock offered by this prospectus supplement in any jurisdiction in which, or to or from any person from whom, it is unlawful to make such offer or solicitation of an offer.
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the delivery of this prospectus supplement, nor any sale made hereunder, shall create any implication that the information in this prospectus supplement is correct after the date hereof.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or the documents incorporated herein or therein by reference is accurate as of any date other than their respective dates. We do not imply or represent by delivering this prospectus supplement that Senti Biosciences, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus supplement or that the information in this prospectus supplement and the base accompanying prospectus is correct as of any time after such date.
This prospectus supplement and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement are the property of their respective owners.
In this prospectus supplement, unless the context specifies or implies otherwise, the terms “Senti,” “Senti Biosciences,” “the Company,” “we,” “us,” and “our” and similar names refer to Senti Biosciences, Inc.
S-ii

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. This prospectus supplement includes information about the shares we are offering as well as information regarding our business and financial data. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the information incorporated by reference in this prospectus supplement, including the information included in any free writing prospectus we have authorized for use in connection with this offering, including the information set forth under the heading “Risk Factors” in this prospectus supplement on page S-5 and any related free writing prospectus, and in any other documents incorporated herein or therein (including in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act), along with our condensed consolidated financial statements and notes to those condensed consolidated financial statements and the other documents incorporated herein by reference.
Our Company
We are a clinical-stage biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases. To achieve this, we are leveraging a synthetic biology platform called “gene circuits” to create therapies with enhanced precision and control. These gene circuits are designed to precisely kill cancer cells, spare healthy cells, increase specificity to target cells and control the expression of drugs even after administration. Our wholly-owned pipeline includes off-the-shelf CAR-NK cells, outfitted with gene circuits, to target challenging liquid and solid tumor indications. Our lead program SENTI-202, a Logic Gated CD33 and/or FLT3-targeting hematologic cancer therapeutic candidate, demonstrated complete remissions in two of three patients in initial clinical data as of September 19, 2024. We have also preclinically demonstrated that our gene circuits can function in T cells. Additionally, we have preclinically demonstrated the potential breadth of gene circuits in other cell and gene therapy modalities, diseases outside of oncology, and continue to advance these capabilities through partnerships with Roche/Spark Therapeutics and Bayer/BlueRock Therapeutics.
Pipeline Updates
SENTI-202 for Acute Myeloid Leukemia, or AML: We announced initial clinical data from the ongoing Phase 1 clinical trial of SENTI-202 (NCT06325748) for the treatment of relapsed/refractory hematologic malignancies including AML in the fourth quarter of 2024. The Phase 1 trial focuses on patients with relapsed/refractory AML in the U.S. and Australia. Initial durability data is expected in 2025.
SENTI-301A for hepatocellular carcinoma, or HCC: We are developing SENTI-301A (known as SN301A in China) to treat solid tumors in China through a strategic collaboration with Celest Therapeutics (Shanghai) Co. Ltd, or Celest Therapeutics, and Celest Therapeutics has dosed the first patient in the fourth quarter of 2024.
Going Concern
We have incurred recurring losses and negative cash flows from operations and have an accumulated deficit that raises substantial doubt about our ability to continue as a going concern. Similarly, our independent registered public accounting firm included an explanatory paragraph in its report on our consolidated financial statements as of and for the year ended December 31, 2024 with respect to this uncertainty.
Company Information
We were incorporated under the laws of the State of Delaware on June 9, 2016. Our principal executive offices are located at 2 Corporate Drive, First Floor, South San Francisco, CA 94080 and our telephone number is (650) 239-2030. Our common stock is listed on the Nasdaq Capital Market under the symbol “SNTI”.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at https://sentibio.com. We make available, free of charge, on our investor relations website at https://investors.sentibio.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports

on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus supplement and the inclusion of our website and investor relations website addresses in this prospectus supplement is an inactive textual reference only.
Implications of Being an Emerging Growth Company
We are an “emerging growth company” as defined in the JOBS Act. As such, we may take advantage of reduced disclosure and other requirements otherwise generally applicable to public companies, including:
•	exemption from the requirement to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;
•
exemption from compliance with the requirement of the Public Company Accounting Oversight Board, or PCAOB, regarding the communication of critical audit matters in the auditor’s report on the financial statements;

•	reduced disclosure about our executive compensation arrangements; and exemption from the requirement to hold non-binding advisory votes on executive compensation or golden parachute arrangements.
We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates and our net sales for the year exceed $100 million; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) December 31, 2026, the last day of the fiscal year ending after the fifth anniversary of our becoming a public company.
As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus supplement and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. In particular, in this prospectus supplement and our other SEC filings incorporated by reference herein, we have not included all of the executive compensation-related information that would be required if we were not an emerging growth company.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined under Rule 405 of the Securities Act. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates was less than $250 million on the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million on the last business day of our most recently completed second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and plan to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING
Common Stock offered by us:
In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock, par value $0.0001 per share, having an aggregate offering price of up to $17,500,000.
Common Stock to be Outstanding After This Offering:
Up to 30,838,521 shares (as more fully described in the notes following this table), assuming sales of 4,834,255 shares of our common stock in this offering at an offering price of $3.62 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on March 19, 2025. The actual number of shares issued will vary depending on how many shares of common stock we decide to sell and the prices at which such sales occur.
Plan of Distribution:
“At the market offering” that may be made from time to time through our sales agent, Leerink Partners. See “Plan of Distribution” beginning on page S-13.
Use of Proceeds:
Our management will retain broad discretion regarding the allocation and use of the net proceeds from the sale of any securities offered under this prospectus supplement. We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including expenses associated with research and development, clinical trials, and manufacturing and general and administrative and capital expenditures. See “Use of Proceeds” on page S-10.
Risk Factors:
You should read the “Risk Factors” section of this prospectus supplement beginning on page S-5 and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.
Nasdaq Capital Market Symbol:
“SNTI”.
The number of shares of common stock to be outstanding following this offering is based on 4,829,547 shares of common stock outstanding as of December 31, 2024, and after giving effect to the subsequent conversion of all outstanding shares of our Series A Preferred Stock into 21,157,000 shares of common stock without regard to any beneficial ownership limitations. The number of shares of our common stock to be outstanding as used throughout this prospectus supplement, unless otherwise indicated, excludes, in each case, as of such date:
•	1,333,030 shares of common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $36.36 per share;
•	31,735,500 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock outstanding at a weighted-average exercise price of $2.30 per share;
•
56,423 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units, or RSUs, under our equity incentive plans at a weighted-average grant date fair value of $4.56 per share;

•
4,446,809 shares of common stock available for issuance under our Amended and Restated 2022 Equity Incentive Plan, or 2022 Plan, plus any future increases in the number of shares of common stock reserved for issuance under our 2022 Plan pursuant to the evergreen provision of our 2022 Plan;

•
79,387 shares of common stock available for issuance under our 2022 Employee Stock Purchase Plan, or ESPP, plus any future increases in the number of shares of common stock reserved for issuance under our ESPP pursuant to the evergreen provision of our ESPP; and

•	124,098 shares of common stock available for issuance under our Amended and Restated 2022 Inducement Plan, or Inducement Plan.
Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of stock options, settlement of unvested restricted stock units, or exercise of warrants after December 31, 2024 and reflects an assumed public offering price of $3.62, which was the last reported sale price of our common stock on the Nasdaq Capital Market on March 19, 2025.

RISK FACTORS
Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below and discussed under the section captioned “Risk Factors” and “Risk Factors Summary” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement and accompanying base prospectus, and the information and documents incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering, before you make a decision to invest in our common stock. If any of the events described in the risk factors below or incorporated by reference in this prospectus supplement actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks and uncertainties described below and incorporated by reference in this prospectus supplement are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Relating To This Offering
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See the section below titled “Use of Proceeds” for more information.
You will experience immediate and substantial dilution in the book value per share of the common stock you purchase in this offering.
Because the price per share of our common stock being offered may be substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution by purchasing shares of our common stock in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. See the section below titled “Dilution” for a more detailed discussion of the dilution you may incur if you purchase common stock in this offering.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
We do not expect to pay any dividends for the foreseeable future and, therefore, investors in this offering may never obtain a return on their investment.
You should not rely on an investment in our common stock to provide dividend income. We have never declared or paid dividends on our common stock and do not anticipate that we will pay any dividends in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. In addition, any future credit facility may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors will likely be required to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase shares of our common stock.
SEC regulations may limit the number of shares we may sell under this prospectus supplement.
Under current SEC regulations, because our public float is currently less than $75.0 million, and for so long as our public float remains less than $75.0 million, the amount we can raise through primary public offerings of securities in any twelve-month period using shelf registration statements, including sales under this prospectus supplement, is limited to an aggregate of one-third of our public float, which is referred to as the baby shelf rules.
As of March 19, 2025, the aggregate market value of our common stock held by non-affiliates, or public float, was approximately $57.81 based on 25,986,000 shares of common stock outstanding (less any insider holdings), based on a closing price of $3.62 per share on March 19, 2025, which was the highest closing sale price of our common stock on the Nasdaq Capital Market, the principal market for our common equity, within 60 days of the filing date of this registration statement. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold $1,752,262 in value of shares of our common stock pursuant to General Instruction I.B.6 of Form S-3. If our public float decreases, the amount of securities we may sell under Form S-3, including this prospectus supplement, will also decrease. Conversely, if our public float increases sufficiently, the amount of securities we may sell under Form S-3, including this prospectus supplement, will also increase, and we may amend this prospectus supplement to reflect such possible increase in shares of common stock hereunder.
The actual number of shares of common stock we will issue under the sales agreement and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver instruction to the sales agent, Leerink Partners, to sell on our behalf shares of our common stock at any time throughout the term of the sales agreement. The number of shares that are sold by Leerink Partners after we request that sales be made will fluctuate based on the market price of our common stock during the sales period and limits we set with Leerink Partners. Because this offering can be terminated at any time and the price per share of the common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will ultimately be issued by us under the sales agreement or the gross proceeds to be raised in connection with those sales.
The shares of common stock offered hereby will be sold in “at-the-market offerings,” and investors who buy shares of common stock at different times will likely pay different prices.
Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and therefore they may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold. Investors may experience a decline in the value of their shares of common stock as a result of sales of common stock made at prices lower than the prices they paid.
The price of our common stock has been, and in the future is likely to be, volatile, which could result in substantial losses for holders of our common stock.
Our stock price has been, and in the future is likely to be, volatile and could be subject to substantial fluctuations in response to various factors, some of which are beyond our control. The stock market in general and the market for biopharmaceutical or pharmaceutical companies in particular, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your shares of common stock at or above the price you paid for your shares of common stock in this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the information that we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act regarding, among other things, our plans, strategies, and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our respective plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “might”, “will”, “should”, “seeks”, “plans”, “scheduled”, “possible”, “anticipates”, “intends”, “aims”, “works”, “focuses”, “aspires”, “strives” or “sets out” or similar expressions. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. Forward-looking statements contained in this prospectus supplement include, for example, statements about:
•
the initiation, cost, timing, progress and results of our clinical trials, preclinical studies or research and development activities with respect to our current and potential future product candidates;

•	the therapeutic potential of our product candidates, and the disease indications for which we intend to develop our product candidates;
•	our ability to develop and advance our gene circuit platform technologies and to identify product candidates using our gene circuit platform technologies;
•	our ability to advance our current and potential future product candidates into, and successfully initiate, conduct, enroll and complete clinical trials;
•	our ability to develop and commercialize product candidates that we identify;
•
our ability to obtain and maintain regulatory approval of our current and potential future product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

•	our ability to manufacture our product candidates for clinical development and, if approved, for commercialization, and the timing and costs of such manufacture;
•	our ability to source clinical and, if approved, commercial materials and supplies used to manufacture our product candidates;
•	the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers;
•
our ability to realize the benefits expected from the Framework Agreement and subsequent amendment, dated August 7, 2023 and December 10, 2024, respectively, by and among us, GeneFab, LLC and Valere Bio, Inc., and the transactions contemplated thereunder;

•	our ability to meet the milestone requirements and receive the grants from California Institute of Regenerative Medicines as well as the timing of such grants;
•	our projected financial information, anticipated growth rate, and market opportunities;
•	the accuracy of our estimates and projections of financial information, including expenses, capital requirements, cash utilization, need for additional financing and market opportunities;
•	our ability to maintain the listing of our common stock on Nasdaq, and the potential liquidity and trading of such securities;

•
our ability to continue our strategic collaboration with Celest Therapeutics in China for SN301A, Celest Therapeutics’ product candidate that incorporates the SENTI-301A gene circuit, or SN301A, and the timing as well as the success of ongoing clinical trials with Celest Therapeutics in China;

•
our ability to file and obtain clearance for any additional investigational new drug application, or IND, for any additional product candidates we may identify, and to successfully complete our ongoing Phase 1 clinical trial for SENTI-202 and additional clinical trials for any potential future product candidates;

•	our ability to grow and effectively manage the growth of our operations;
•	our ability to raise financing to fund our operations, if and when needed;
•	our ability to obtain and maintain intellectual property protection for our technologies and any of our product candidates;
•	our ability to successfully commercialize our current and any potential future product candidates;
•	the rate and degree of market acceptance of our current and any potential future product candidates;
•	regulatory developments in the United States and international jurisdictions;
•
the potential benefits of strategic collaboration agreements and our ability, and the ability of our collaborators, to successfully develop technologies and product candidates under the respective collaborations;

•
the potential liability from lawsuits and penalties related to our technologies, product candidates and current and future relationships with third parties, including relationships under strategic and financing transactions;

•	our success in retaining or recruiting, or adapting to changes in, our officers, key employees, or directors;
•	our ability to attract and retain key scientific and management personnel;
•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately under those arrangements;
•	our ability to compete effectively with existing competitors and new market entrants;
•	our future financial performance and capital requirements;
•	our ability to implement and maintain effective internal controls;
•	the impact of supply chain disruptions;
•	the impact of any global health crises on our business, including our ongoing and potential future clinical trials and preclinical studies;
•
any impacts on our business from unfavorable global economic conditions, including significant political, trade or regulatory developments, inflationary pressures, market volatility, acts of war and civil and political unrest;

•	our ability to implement remediation plans to address the material weaknesses that are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
•
our expectations regarding the period during which we qualify as a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and “emerging growth company” under the Jumpstart Our Business Startups Act of 2012; and

•	other factors detailed under the section entitled “Risk Factors” in this prospectus, any prospectus supplement, and any documents incorporated by reference herein or therein.
Any forward-looking statements in this prospectus supplement, including the documents that we incorporate by reference, reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those referenced in the section “Risk Factors” and elsewhere in this prospectus supplement and any related free writing prospectus and the documents that we incorporate by reference herein and therein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These statements are based upon information available to us as of the date the statements were made, and while we believed such information formed a reasonable basis for such statements at the time they were made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.
This prospectus supplement, including the documents that we incorporate by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $17,500,000. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Leerink Partners as a source of financing. Therefore, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes, including expenses associated with research and development, clinical trials, and manufacturing and general and administrative and capital expenditures. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.
The amounts and timing of our use of the net proceeds from the sale of any securities offered under this prospectus supplement will depend on a number of factors, such as the timing and progress of our and our strategic partners’ clinical trials of our product candidates and our development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from any securities offered under this prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of any such proceeds.

DILUTION
If you invest in our common stock, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock immediately after this offering.
Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of outstanding common stock. Our net tangible book value as of December 31, 2024 was approximately $30.0 million, or $5.78 per share, based on 4,829,457 shares of common stock outstanding on such date. For purposes of this “Dilution” section all subsequent share and per share information are presented on a pro forma basis, assuming the conversion of all outstanding shares of our Series A Preferred Stock into shares of common stock without regard to any beneficial ownership limitations. Assuming such conversion, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $30.0 million, or $1.07 per share, based on 25,986,457 shares outstanding.
After giving effect to the sale and issuance of 4,931,507 shares of our common stock in this offering at an assumed offering price of $3.65 per share (the closing price of our common stock as reported on The Nasdaq Capital Market on March 18, 2025), after deducting offering commissions and estimated offering expenses payable by us, resulting in net proceeds of $16.3 million, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $44.2 million, or $4.53 per share.
This represents an immediate decrease in net tangible book value of $1.25 per share to our existing stockholders and immediate dilution in net tangible book value of $0.88 per share to investors participating in this offering. While you will experience immediate dilution under the assumed offering price of $3.65 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on March 19, 2025, if you purchase shares at a price that is above the net tangible book value per share, you will experience immediate dilution. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed offering price per share paid by new investors. The following table illustrates this dilution on a per share basis to investors participating in this offering:

Assumed offering price per share		$3.65
Net tangible book value per share as of December 31, 2024	$5.78
Increase in net tangible book value per share attributable to new investors in offering	$(1.25)
As adjusted net tangible book value per share as of December 31, 2024, after giving effect to the offering		$4.53
Dilution per share to investors participating in this offering		$(0.88)

The information above is supplied for illustrative purposes only and will adjust based on the actual public offering price and the actual number of shares that we sell in the offering.
The number of shares of common stock to be outstanding following this offering is based on 4,829,547 shares of common stock outstanding as of December 31, 2024, and after giving effect to the subsequent conversion of all outstanding shares of our Series A Preferred Stock into 21,157,000 shares of common stock without regard to any beneficial ownership limitations. The number of shares of our common stock to be outstanding as used throughout this prospectus supplement, unless otherwise indicated, excludes, in each case, as of such date:
•	1,333,030 shares of common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $36.36 per share;
•	31,735,500 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock outstanding at a weighted-average exercise price of $2.30 per share;
•	56,423 shares of common stock issuable upon the vesting and settlement of outstanding RSUs under our equity incentive plans at a weighted-average grant date fair value of $4.56 per share;
•
4,446,809 shares of common stock available for issuance under our 2022 Plan, plus any future increases in the number of shares of common stock reserved for issuance under our 2022 Plan pursuant to the evergreen provision of our 2022 Plan;

•
79,387 shares of common stock available for issuance under our ESPP, plus any future increases in the number of shares of common stock reserved for issuance under our ESPP pursuant to the evergreen provision of our ESPP; and

•	124,098 shares of common stock available for issuance under our Inducement Plan.
To the extent that any of the outstanding options are exercised, warrants to purchase shares of common stock are exercised or restricted stock units vest, there would be further dilution to investors participating in this offering.

PLAN OF DISTRIBUTION
We have entered into the sales agreement with Leerink Partners, under which we may offer and sell from time to time shares of our common stock through Leerink Partners as our sales agent. Sales of shares of our common stock, if any, under this prospectus supplement will be made at market prices by any method that is deemed to be an “at the market offering,” as defined in Rule 415(a)(4) under the Securities Act and/or any other method permitted by law, including privately negotiated transactions and/or one or more block transactions. The below description of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to this registration statement of which this prospectus supplement forms a part.
Leerink Partners will offer shares of our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum amount of common stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum amount together with Leerink Partners. Subject to the terms and conditions of the sales agreement, Leerink Partners will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Leerink Partners not to sell shares of common stock if the sales cannot be effected at or above the minimum price designated by us in any such instruction. Leerink Partners and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Leerink Partners will be equal to 3.0% of the gross proceeds of any shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Leerink Partners for the reasonable fees and disbursements of its counsel (i) in connection with the execution of the sales agreement, in an amount not to exceed $75,000, and (ii) in connection with each “refresh” of the offering (occurring each time we file a Form 10-K, Form 10-Q or Form 8-K containing amended financial information and each time we amend the registration statement or prospectus relating to the offering), in an amount not to exceed $25,000 for each refresh occurring following our filing of a Form 10-K and $15,000 for each other refresh. The remaining sales proceeds, after deducting any expenses payable by us and any other transaction fees, will equal our net proceeds for the sale of such shares of common stock.
Leerink Partners will provide written confirmation to us following the close of trading on The Nasdaq Capital Market on each day on which shares of common stock are sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares of common stock sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through Leerink Partners under the sales agreement, the net proceeds to us and the compensation paid by us to Leerink Partners in connection with the sales of shares of common stock during the relevant period. Settlement for sales of shares of common stock will occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of shares of common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act and the Exchange Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our common stock.
Our common stock is listed on The Nasdaq Capital Market under the symbol “SNTI.”
Leerink Partners and/or its affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Goodwin Procter LLP. Leerink Partners LLC is being represented by Freshfields US LLP in connection with this offering.
EXPERTS
The consolidated financial statements of Senti Biosciences, Inc. and its subsidiaries as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses and negative cash flows from operations and has an accumulated deficit that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including our reports, proxy and information statements and other information, are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://sentibio.com/. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement. Information contained on our website is not a part of or incorporated by reference into this prospectus supplement and the inclusion of our website and investor relations website addresses in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This Registration Statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus supplement, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. Any statement contained in this prospectus supplement or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus supplement, except as so modified or superseded.
We hereby incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC under the Exchange Act:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;
•
Current Reports on Form 8-K filed with the SEC on January 6, 2025, February 6, 2025, February 25, 2025, March 7, 2025, March 10, 2025 (excluding information furnished pursuant to Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit); and

•
The description of our securities attached as Exhibit 4.3 our Annual Report on Form 10-K filed with the SEC on March 20, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement, and after the date hereof and prior to the termination of an offering of securities under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the applicable prospectus supplement and any previously filed documents.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:
Senti Biosciences, Inc.
2 Corporate Drive, First Floor
South San Francisco, CA 94080
Telephone: (650) 239-2030
Attention: Investor Relations

Senti Biosciences, Inc.
Up to $17,500,000
Common Stock
Prospectus Supplement
Leerink Partners
   , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the securities being registered hereby. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus supplement. If required, any such additional expenses will be disclosed in a prospectus supplement.

Expense	Estimated Amount
Securities and Exchange Commission registration fee	$45,930.00
FINRA filing fee	$(1)
Accounting fees and expenses	$(1)
Legal fees and expenses	$(1)
Financial printing and miscellaneous expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.
We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus supplement.
Item 15.	Indemnification of Directors and Officers
Our Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.
Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that no director or officer shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors or officers, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director or officer for breach of the fiduciary duty of care as a director or officer, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s or officer’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Certificate of Incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Certificate of Incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Our Certificate of Incorporation also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.
Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Certificate of Incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our Board, except for proceedings to enforce rights to indemnification.

The right to indemnification which is conferred by our Certificate of Incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Certificate of Incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Certificate of Incorporation may have or hereafter acquire under law, our Certificate of Incorporation, our Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our Certificate of Incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Certificate of Incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Certificate of Incorporation.
Our Bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which are set forth in our Certificate of Incorporation. In addition, our Bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our Board, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We have entered into indemnification agreements with each of our officers and directors, a form of which is filed as Exhibit 10.5 to our Registration Statement on Form S-4 that was declared effective by the SEC on May 13, 2022. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
Pursuant to the Business Combination Agreement, we agreed to continue to indemnify DYNS’ directors and officers and have agreed to the continuation of director and officer liability insurance covering such directors and officers.

Item 16.	Exhibits and Financial Statements Schedules
(a)	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule/Form	File No.	Exhibit	Filing Date
1.1**	Form of Underwriting Agreement.

1.2*	Sales Agreement, dated as of March 20, 2025 by and between the registrant and Leerink Partners LLC

2.1^	Business Combination Agreement, dated as of December 19, 2021, by and among Dynamics Special Purpose Corp., Explore Merger Sub, Inc. and Senti Biosciences, Inc.	S-4/A	333-262707	2.1	May 10, 2022

2.2^	Amendment No. 1 to Business Combination Agreement, dated as of February 12, 2022, by and among Dynamics Special Purpose Corp., Explore Merger Sub, Inc. and Senti Biosciences, Inc.	S-4/A	333-262707	2.2	May 10, 2022

2.3^	Amendment No. 2 to Business Combination Agreement, dated as of May 19, 2022, by and among Dynamics Special Purpose Corp., Explore Merger Sub, Inc. and Senti Biosciences, Inc.	8-K	001-40440	2.1	May 24, 2022

3.1	Amended and Restated Certificate of Incorporation of Senti Biosciences, Inc.	8-K	001-40440	3.1	June 15, 2022

3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Senti Biosciences, Inc. (Officer Exculpation Amendment)	8-K	001-40440	3.1	July 12, 2024

3.3	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Senti Biosciences, Inc. (Reverse Stock Split Amendment)	8-K	001-40440	3.1	July 17, 2024

3.4	Amended and Restated Bylaws of Senti Biosciences, Inc.	8-K	001-40440	3.2	June 15, 2022

3.5	Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock of Senti Biosciences, Inc.	8-K	001-40440	3.1	December 2, 2024

4.1	Specimen Common Stock Certificate	8-K	001-40440	4.1	July 17, 2024

4.2	Form of Common Stock Warrant	8-K	001-40440	3.1	December 2, 2024

4.3*	Form of Indenture for Senior Debt Securities and the Related Form of Senior Debt Security

4.4*	Form of Indenture for Subordinated Debt Securities and the Related Form of Subordinated Debt Security

4.5**	Form of Certificate of Designations

		Incorporated by Reference
Exhibit Number	Description	Schedule/Form	File No.	Exhibit	Filing Date
4.6**	Form of Unit Agreement

4.7**	Form of Preferred Stock Certificate

4.8**	Form of Warrant Agreement

5.1*	Opinion of Goodwin Procter LLP

5.2*	Opinion of Goodwin Procter LLP

10.1	Investor Rights and Lock-up Agreement	8-K	001-40440	10.4	June 15, 2022

10.2	Registration Rights Agreement dated as of August 31, 2022, by and between Senti Biosciences, Inc. and Chardan Capital Markets LLC	8-K	001-404400	10.2	September 1, 2022

10.3	Option Agreement by and between Senti Biosciences, Inc. and GeneFab, LLC, dated August 7, 2023	POS-AM (on S-3)	333-265873	10.8	November 1, 2023

10.4^	Securities Purchase Agreement by and among Senti Biosciences, Inc. and the purchasers named therein, dated December 2, 2024	8-K	001-40440	10.1	December 2, 2024

10.5^	Registration Rights Agreement by and among Senti Biosciences, Inc., and the investors named therein, dated December 2, 2024	8-K	001-40440	10.2	December 2, 2024

10.6	Designation Agreement, dated December 2, 2024, by and between Senti Biosciences, Inc., and Celadon Partners SPV 24	8-K	001-40440	10.3	December 2, 2024

10.7	Designation Agreement, dated December 2, 2024, by and between Senti Biosciences, Inc., and New Enterprise Associates 15, L.P.	8-K	001-40440	10.4	December 2, 2024

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (Included in Exhibit 5.1 hereto)

23.3	Consent of Goodwin Procter LLP (Included in Exhibit 5.2 hereto)

25.1***	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

25.2***	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939

107*	Filing Fee Table

**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.

*	Filed herewith.
***	To be filed by amendment pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
^
Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). We agree to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(a)
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement or, as to a registration statement on Form S-3, is contained in a form of prospectus that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South San Francisco, CA on March 20, 2025.

SENTI BIOSCIENCES, INC.

By:	/s/ Timothy Lu
Name: Timothy Lu, M.D., Ph.D.
Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy Lu and Jay Cross, and each of them acting individually, as his true and lawful attorney- in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Lu	Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2025
Timothy Lu, M.D., Ph.D.

/s/ Jay Cross	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 20, 2025
Jay Cross

/s/ Brenda Cooperstone	Director	March 20, 2025
Brenda Cooperstone

/s/ Edward Mathers	Director	March 20, 2025
Edward Mathers

/s/ James J. Collins	Director	March 20, 2025
James J. (Jim) Collins, Ph.D.

/s/ Fran Schulz	Director	March 20, 2025
Fran Schulz

/s/ Donald Tang	Director	March 20, 2025
Donald Tang

/s/ Feng Hsiung	Director	March 20, 2025
Feng Hsiung